Exhibit 23.1

J&S ASSOCIATE PLT
202206000037 (LLP0033395-LCA) & AF002380
(Registered with PCAOB and MIA)	Tel: +603-4813 9469
B-11-14, Megan Avenue II	Email : info@jns-associate.com
12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Website : jns-associate.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form F-1 of NewGenIvf Group Limited (the “Company”) of our report dated March 31, 2026 within the Form 20-F filed, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2025 and December 31, 2024 respectively, and for the three years in the period ended December 31, 2025 which is included in such Registration Statement. The consolidated financial statements of the Company for the mentioned periods remain unadjusted for the Reverse Stock Split subsequent to March 31, 2026.

We also consent to the reference to our Firm under the caption “Experts” appearing in this Registration Statement.

/s/ J&S Associate PLT

Certified Public Accountants

PCAOB Number: 6743

We have served as the Company’s auditor since 2024.

Kuala Lumpur, Malaysia

August 20, 2026